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                                                                    EXHIBIT 3.14

                                STATE OF DELAWARE
                                                                  PAGE 1
                        OFFICE OF THE SECRETARY OF STATE

      I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE DO HEREBY CERTIFY THAT THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CONVERSION OF A DELAWARE CORPORATION UNDER THE NAME OF "ROA LICENCES, INC." TO A DELAWARE LIMITED LIABILITY COMPANY, CHANGING ITS NAME FROM "ROA LICENSES, INC." TO "ROA LICENSES, LLC", FILED IN THIS OFFICE ON THE TWENTIETH DAY OF DECEMBER, A.D. 2001, AT 9:01 O'CLOCK A.M.

      AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF CONVERSION IS THE THIRTY-FIRST DAY OF DECEMBER, A.D. 2001.

                                   /s/ Harriet Smith Windsor
                          [SEAL]   -----------------------------------------
                                   Harriet Smith Windsor, Secretary of State

3008090 8100V                        AUTHENTICATION: 1522646

010660249                                      DATE: 12-21-01

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:01 AM 12/20/2001
                                                          010660249 - 3008090

                                STATE OF DELAWARE
                           CERTIFICATE OF CONVERSION
                              FROM A CORPORATION TO
                          A LIMITED LIABILITY COMPANY
                               PURSUANT TO SECTION
                           266 OF THE DELAWARE GENERAL
                                CORPORATION LAW.

1.) The name of the corporation immediately prior to filing this Certificate is ROA Licenses, Inc.

2.) The date the Certificate of Incorporation was filed on is February 22, 1999.

3.) The original name of the corporation as set forth in the Certificate of Incorporation is ROA Licenses, Inc.

4.) The name of the limited liability company as set forth in the formation is ROA Licenses, LLC.

5.) The conversion has been approved in accordance with the provisions of
Section 266.

6.) This Certificate of Conversion shall be effective on December 31, 2001.

                                             ROA Licenses, Inc.

                                             By: /s/ Linda J. Eckard Vilardo
                                                 -------------------------------
                                                 Authorized Officer

                                             Name: LINDA J. ECKARD VILARDO
                                                   -----------------------------
                                                         VICE PRESIDENT